UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 15, 2003

Date of Report (Date of earliest event reported)

MAIR HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1720 150 South Fifth Street Minneapolis, MN 55402
(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021
(Registrant’s Telephone Number, including Area Code)

ITEM 5	OTHER EVENTS

On December 15, 2003, MAIR Holdings, Inc. (the “Registrant”), Mesaba Aviation, Inc., a wholly owned subsidiary of the Registrant (“Mesaba Aviation”), and Northwest Airlines, Inc. (“Northwest”) entered into an amendment to the Regional Jet Services Agreement (the “Amendment”).  The Amendment modifies the Regional Jet Services Agreement dated October 25, 1996, as amended, extending the date by which Northwest may give notice of early termination of the agreement from December 15, 2003 to February 29, 2004.  The early termination effective date has been extended to June 30, 2004.

If Mesaba Aviation receives notice of termination from Northwest not later than February 29, 2004, the Regional Jet Services Agreement will terminate as of June 30, 2004.  The Amendment also addresses the conditions under which certain aircraft may be returned to service.

Reference is made to the press release issued by the Registrant on December 15, 2003, relating to the matter described above, a copy of which is included as Exhibit 99.1.

ITEM 7	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	Exhibit 10.1	Amendment to Regional Jet Services Agreement, dated December 15, 2003.

	Exhibit 99.1	Press Release, dated December 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2003

MAIR HOLDINGS, INC.

By:	/s/ Robert E. Weil
Robert E. Weil
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amendment to Regional Jet Services Agreement, dated December 15, 2003.

Exhibit 99.1	Press Release, dated December 15, 2003.